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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):       July 29, 1999
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                              OAK TECHNOLOGY, INC.
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               (Exact Name of Registrant as Specified in Charter)


             Delaware                 0-25298               77-01614
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   (State or Other Jurisdiction     (Commission          (IRS Employer
         of Incorporation)          File Number)       Identification No.)


         139 Kifer Court, Sunnyvale, California                 94086
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         (Address of Principal Executive Offices)             (Zip Code)


Company's telephone number, including area code:       (408) 737-0888
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

         On July 29, 1999, the registrant announced that it had entered into an Agreement and Plan of Merger and Reorganization dated as of July 29, 1999 with Xionics Document Technologies, Inc. ("Xionics"), which sets forth the terms and conditions of the proposed merger of Xionics with and into a wholly owned subsidiary of the registrant (the "Merger") pursuant to which such wholly owned subsidiary of the registrant will be the surviving corporation in the Merger. The transaction will be accounted for by the purchase method of accounting, is subject to certain conditions, including approval by the stockholders of Xionics (for the Merger) and the registrant (for the share issuance), and is expected to be completed in the fourth quarter of 1999. A copy of the press release of the registrant with respect to the Merger is included herein as Exhibit 99.1. Such press release is incorporated by reference into this Item 5.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

                  99.1     -        Press release dated July 29, 1999.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 12, 1999

                                   OAK TECHNOLOGY, INC.



                                   By: /s/ Shawn M. Soderberg
                                       -----------------------
                                       Shawn M. Soderberg
                                       Vice President and General Counsel


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                                  EXHIBIT INDEX

Exhibit
Number
-------

  99.1     -      Press release dated July 29, 1999 announcing the execution of the Agreement and Plan of Merger and Reorganization.


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